                                                                   EXHIBIT 10.19

                             STOCK OPTION AGREEMENT

         The Participant has been granted an Option by TAL International Group,
Inc. (the "Company") under the terms of the TAL International Group, Inc. 2004
Management Stock Plan (the "Plan"). The Option shall be subject to the following
Incentive Stock Option Terms (sometimes referred to as the "Option Terms"):

         1.   Terms of Award. The following words and phrases used in the Option
Terms shall have the meanings set forth in this paragraph 1:

(a)      The "Participant" is BERND SCHACKIER.

(b)      The "Grant Date" is November 3, 2004.

(c)      The number of "Covered Shares" is 250 shares of Stock.

(d)      The "Exercise Price" is $1.00 per share.

Other words and phrases used in the Option Terms are defined in the Plan or elsewhere in the Option Terms. Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan is similarly used in the Option Terms.

         2.   Incentive Stock Option. The Option is intended to constitute an
"incentive stock option" as that term is used in Code section 422. To the extent that the aggregate fair market value (determined at the time of grant) of
Covered Shares with respect to which incentive stock options are exercisable for the first time by the Participant during any calendar year under all plans of the Company and its Subsidiaries exceeds $100,000, the options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as nonstatutory stock options. It should be understood that there is no assurance that the Option will, in fact, be treated as an incentive stock option.

         3.   Date of Exercise.

(a)      Subject to the limitations of the Option Terms, the Option shall become exercisable with respect to one-fourth (1/4) of the Covered Shares on the one-year anniversary of the Grant Date (the "Initial Vesting Date")
         (but only if the Date of Termination has not occurred prior to the
         Initial Vesting Date). After the Initial Vesting Date, the Option shall become exercisable with respect to an additional one forth (1/4) of the
         Covered Shares at the anniversary of the Initial Vesting Date (but only if the Date of Termination has not occurred prior to such anniversary), until such time as this Option is fully exercisable.

(b)      The Option may be exercised on or after the Date of Termination only as to that portion of the Covered Shares for which it was exercisable (or became exercisable) immediately prior to such date.

         4.   Expiration. The Option shall not be exercisable after the
Company's close of business on the last business day that occurs prior to the
Expiration Date. The "Expiration Date" shall be the earliest to occur of:

(a)      the ten-year anniversary of the Grant Date;

(b)      if the Date of Termination occurs by reason of the Participant's death or Disability, the one-year anniversary of such Date of Termination;

(c)      if the Date of Termination occurs by reason of termination of the
         Participant by the employer for Cause, or by the Participant other than for Good Reason, such Date of Termination; or

(d)      if the Date of Termination occurs for reasons other than (i) the
         Participant's death, (ii) the Participant's Disability, (iii)
         termination of the Participant by the employer for Cause, or (iv)
         termination by the Participant other than for Good Reason, the 90-day anniversary of such Date of Termination.

         5.   Method of Option Exercise. Subject to the Option Terms and the
Plan, the Option may be exercised in whole or in part by filing an option exercise notice in the form attached as Exhibit A (the "Exercise Notice") with the Secretary of the Company at its corporate headquarters prior to the
Company's close of business on the last business day that occurs prior to the
Expiration Date. Such notice shall specify the number of shares of Stock which the Participant elects to purchase and such other representations and agreements as may be required by the Company, and shall be accompanied by payment of the
Exercise Price. This Option may not be exercised until such time as the Plan has been approved by the shareholders of the Company. The Option shall not be exercisable if and to the extent the Company determines that such exercise would violate applicable state or Federal securities laws or the rules and regulations of any securities exchange on which the Stock is traded. If the Company makes such a determination, it shall use all reasonable efforts to obtain compliance with such laws, rules and regulations. In making any determination hereunder, the Company may rely on the opinion of counsel for the Company.

         6.   Payment of Exercise Price. Payment of the Exercise Price may be
made by any of the following methods or any combination thereof:

(a)      By cash or by check payable to the Company.

(b)      Except as otherwise provided by the Committee before the Option is exercised and provided that the Company's common stock is publicly traded and quoted regularly in the Wall Street Journal, by delivery of shares of Stock owned by the Participant having an aggregate Fair
         Market Value (valued as of the date of exercise) that is equal to the amount of cash that would otherwise be required. Except as otherwise provided by the Committee, payments made with shares of Stock shall be limited to shares held by the Participant for not less than six months prior to the payment date.

(c)      Except as otherwise provided by the Committee before the Option is exercised and provided that the Company's common stock is publicly traded and quoted regularly in the Wall Street Journal, by authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise
         Price and any tax withholding resulting from such exercise.

         7.   Change in Control. Subject to the provisions of paragraph 4.2(f)
of the Plan (relating to the adjustment of shares), and except as otherwise provided in the Plan, upon the occurrence of a Change in Control, all of the options shall vest in full.

         8.   Withholding. All deliveries and distributions under the Option
Terms are subject to withholding of all applicable taxes. At the election of the
Participant, and subject to such rules and limitations as may be established by the Committee from time to time, such withholding obligations may be satisfied through the surrender of shares of Stock which the Participant already owns, or to which the Participant is otherwise entitled under the Plan; provided, however, that such shares may be used to satisfy not more than the Company's minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).

         9.   Participant's Representations and Shareholders Agreement. At the
time this Option is exercised, the Participant shall, if required by the
Company, concurrently with the exercise of all or any portion of this Option (i)
deliver to the Company his or her Investment Representation Statement in the
form attached hereto as Exhibit B; and (ii) agree to execute and become a party to the Shareholders Agreement, as may be in effect on such date.

         10.  Lock-Up Period. The Participant hereby agrees that, if so requested by the Company or any representative of the underwriters (the
"Managing Underwriter") in connection with any registration of the offering of any securities of the Company under the Securities Act, the Participant shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period, or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company (the "Market
Standoff Period") following the effective date of a registration statement of the Company filed under the Securities Act. Such restriction shall apply only to the first registration statement of the Company to become effective under the
Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The
Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

         11.  Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Participant only by the
Participant. The terms of the Plan and the Option Terms shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

         12.  All Terms. The Plan is incorporated herein by reference. The Plan and the Option Terms, including all Exhibits hereto, as applicable, constitute all of the terms with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the
Participant with respect to the subject matter hereof. The Option Terms may be amended by written agreement of the Company and the Participant without the consent of any other person.

         13.  Definitions. For purposes of the Option Terms, words and phrases used in this Agreement shall be defined as follows:

(a)      Cause. If the Participant is subject to an employment agreement (or other similar agreement) with the Company or a Subsidiary that provides a definition of termination for "cause," then, for purposes of this Award, the term "Cause" shall have meaning set forth in such agreement. In the absence of such a definition, the term "Cause" shall mean any of the following: (1) the willful and continued failure by the Participant to substantially perform his duties, other than by reason of his being Disabled (as defined below), (2) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company or its Affiliates,

         (3) conduct by the Participant that involves theft or fraud or, dishonesty in connection with his duties, (4) the Participant's violation of a non-compete or confidentiality agreement with the
         Company or an Affiliate, or (5) conviction of felony involving moral turpitude.

(b)      Change in Control. The term "Change in Control" means any of the following: (i) the closing of any merger, combination, consolidation or similar business transaction involving the Company in which the holders of Stock immediately prior to such closing are not the holders, directly or indirectly, of a majority of the ordinary voting securities of the surviving person in such transaction immediately after such closing, (ii) the closing of any sale or transfer by the
         Company of all or substantially all of its assets to an acquiring person in which the holders of Stock immediately prior to such closing are not the holders of a majority of the ordinary voting securities of the acquiring person immediately after such closings, (iii) the closing of any sale by the holders of Stock of an amount of Stock that equals or exceeds a majority of the shares of Stock immediately prior to such closing to a person in which the holders of the Stock immediately prior to such closing are not the holders of a majority of the ordinary voting securities of such person immediately after such closing or (iv) the consummation of a registered public offering of
         Stock by the Company pursuant to the Securities Act of 1933, as amended, for gross proceeds of at least $50 million.

(c)      Date of Termination. The "Date of Termination" shall be the first day occurring on or after the Grant Date on which the Participant ceases to be an Employee of, or Service Provider to, the Company or any
         Subsidiary, regardless of the reason for such cessation, subject to the following:

         (i)       The Participant's cessation as an Employee and Service
         Provider shall not be deemed to occur by reason of the transfer of the
         Participant between the Company and a Subsidiary or between two
         Subsidiaries.

         (ii)      The Participant's cessation as an Employee and Service
         Provider shall not be deemed to occur by reason of the Participant's being on a leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant's services.

         (iii)     If, as a result of a sale or other transaction, the
         Subsidiary for whom Participant is employed (or to whom the
         Participant is providing services as a Service Provider) ceases to be a Subsidiary (and the entity for whom the Participant is employed or to whom the Participant is providing services is or becomes an entity that is separate from the Company), and the Participant is not, at the end of the 30-day period following the transaction, an Employee of or
         Service Provider to the Company or an entity that is then a
         Subsidiary, then the occurrence of such transaction shall be treated as the Participant's Date of Termination caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing services.

         (iv)      A Service Provider whose services to the Company or a
         Subsidiary are governed by a written agreement with the Service
         Provider will cease to be a Service Provider at the time the term of such written agreement ends (without renewal); and a Service Provider whose services to the Company or a Subsidiary are not governed by a written agreement with the Service Provider will cease to be a Service
         Provider on the date that is 90 days after the date

         the Service Provider last provides services requested by Company or
         Subsidiary (as determined by the Committee).

(d)      Disability. If the Participant is subject to an employment agreement
         (or other similar agreement) with the Company or a Subsidiary that provides a definition of termination for "disability," then, for purposes of this Award, the term "Disability" shall have meaning set forth in such agreement. In the absence of such a definition, the
         Participant shall be considered to have a "Disability" during the period in which the Participant is unable, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition, in the opinion of a physician selected by the Committee, is expected to have a duration of not less than 120 days.

(e)      Employee. The term "Employee" means any person, including Officers and
         Directors, employed by the Company or any Subsidiary.

(f)      Good Reason. If the Participant is subject to an employment agreement
         (or other similar agreement) with the Company or a Subsidiary that provides a definition of termination for "good reason," then, for purposes of this Award, the term "Good Reason" shall have meaning set forth in such agreement. In the absence of such a definition, the term
         "Good Reason" shall mean either of (1) a reduction in the
         Participant's salary rate; or (2) a reduction in the Participant's rank which occur without the Participant's consent and which are not corrected by the Company within 10 days of delivery of a written notice to the Company by the Participant which identifies the circumstances which the Participant believes constitute a reduction in salary rate or rank.

(g)      Shareholders Agreement. The term "Shareholders Agreement" means the agreement governing the rights and obligations with respect to shares of Stock and to holders of Stock (including, without limitation, voting and sale rights), which agreement shall be in such form as the Company determines.

(h)      Stock.  The term "Stock" means the Common Stock, par value $0.001 per share of the Company.

         14.  Designated Event Bonus.
              -----------------------

(a)      General. If upon the consummation of a Designated Event, the holders of all of the outstanding shares of Series A Preferred Stock receive cash equal to the Liquidation Preference (as defined in the Certificate of
         Incorporation) plus accrued but unpaid dividends as of the redemption date on each outstanding share of Series A Preferred Stock (such aggregate amount, the "Series A Redemption Amount"), then the Company shall pay to Participant the Bonus Amount. For the avoidance of doubt, any payments under this Section 14 shall be subordinate to all rights of payment of the Series A Preferred Stock.

(b)      Payment of the Bonus Amount. The Bonus Amount shall be payable in cash.
         Notwithstanding the foregoing, if the Designated Event is a Public
         Offering, the Company may, in its sole discretion, issue Stock or other securities that are exercisable for or convertible into Stock in lieu of cash payment of the Bonus Amount. The number of securities issued in payment of the Bonus Amount would be based on the price per share of the securities sold in the Public Offering.

(c)      Definitions. For purposes of this Section 14, the following terms shall have the corresponding meanings:

          (i) "Bonus Amount" shall mean an amount equal to the difference between (i) all accrued but unpaid dividends on all of the shares of
          Series A Preferred Stock outstanding immediately prior to the
          Designated Event divided by the difference between of (A) one minus
          (B) the Fully-Diluted Equity Factor and (ii) all accrued but unpaid dividends on all of the shares of Series A Preferred Stock outstanding immediately prior to the Designated Event.

         (ii)      "Certificate of Incorporation" shall mean the Amended and
         Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of Delaware on the date hereof.

         (iii)     "Designated Event" shall mean a Change of Control (as defined in the Certificate of Incorporation) or a Public Offering, in each case in which the entire Series A Redemption Amount is paid in full in cash.

         (iv)      "Fully-Diluted Common Stock" shall mean all of the Stock,
         assuming conversion, exercise or exchange of all outstanding convertible, exercisable or exchangeable securities, options, warrants and similar securities or instruments into or for Stock (regardless of whether such convertible, exercisable or exchangeable securities, options, warrants or similar securities or instruments are then convertible, exercisable or exchangeable).

         (v)       "Fully-Diluted Equity Factor" shall mean the fraction
          obtained by dividing (i) the Participant Shares by (ii) the
          Fully-Diluted Common Stock immediately prior to the Designated Event.

         (vi)      "Participant Shares" shall mean the shares of Stock issuable upon exercise of this Option, subject to adjustment for stock splits, combinations, stock dividends, recapitalizations and similar transactions.

         (vii)     "Public Offering" shall mean a public offering and sale of equity securities by the Company pursuant to an effective Registration
         Statement under the Securities Act of 1933, as amended (the
         "Securities Act") for gross proceeds of at least $50 million.

         (viii)    "Registration Statement" means any registration statement of the Company filed with, or to be filed with, the Securities and
         Exchange Commission under the rules and regulations promulgated under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement other than a registration statement (and related prospectus) filed on Form S-8 or any successor form thereto.

         (ix)      "Series A Preferred Stock" shall mean the Series A Preferred
         Stock, par value $0.001 per share, of the Company.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the Company has caused these presents to be executed in its name and on its behalf, all as of the Grant Date.

TAL INTERNATIONAL GROUP, INC.

                                      By:  /s/ A. Richard Caputo, Jr.
                                         -----------------------------
                                      Name:  A. Richard Caputo, Jr.
                                      Title: Vice President